Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 36 to Registration Statement No. 333-89389 on Form N-1A of our report dated November 25, 2014, relating to the financial statements and financial highlights of BlackRock Event Driven Equity Fund (formerly BlackRock Large Cap Core Plus Fund) of BlackRock Large Cap Series Funds, Inc. (the “Fund”), appearing in the Annual Report on Form N-CSR of the Fund for the year ended September 30, 2014. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

May 8, 2015